Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑8 (Nos. 333-270130, 333-263099, 333-252526, 333-240061, 333-235994, 333-229977, 333-223433, 333-216342, 333-209949, 333-208543, 333-203235, 333-198499, and 333-193963) and S-3 (No. 333-275548 of Revance Therapeutics, Inc. of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 28, 2024